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                                                                   EXHIBIT 23(A)








CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-185, 33-33889, 33-54989, 33-64147, 333-62515
and 333-42143) of H&R Block, Inc. of our reports dated June 15, 1999 relating to the consolidated financial statements and financial statement schedule, which are incorporated by reference in and appear in this Form 10-K, respectively.



/s/PricewaterhouseCoopers LLP
Kansas City, Missouri
July 28, 1999